EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                 October 1, 2001



Versata, Inc.
2101 Webster Street
Oakland, California 94612

                  Re: Versata, Inc. - Registration Statement for Offering of an Aggregate of 232,339 Shares of Common Stock
                        -------------------------------------------------------

Dear Ladies and Gentlemen:

                  We have acted as counsel to Versata, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 232,339 shares of common stock (the "Shares") and related stock options under the Verve, Inc. Stock Option Plan (the "Plan"). This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Plan and the options outstanding thereunder. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.



                                    Very truly yours,




                                    BROBECK, PHLEGER & HARRISON LLP